Exhibit 3.29

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “ADVANCED DISPOSAL SERVICES AUGUSTA, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE FIFTH DAY OF MARCH, A.D. 2002, AT 4:30 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE

AFORESAID LIMITED LIABILITY COMPANY, “ADVANCED DISPOSAL SERVICES AUGUSTA, LLC”.

3498895 8100H	/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
AUTHENTICATION: 9956871

121187210	DATE: 11-01-12

You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:30PM 03/05/2002 020150089 - 3498895

CERTIFICATE OF FORMATION

OF

ADVANCED DISPOSAL SERVICES AUGUSTA, LLC

ARTICLE I- NAME

The name of this Limited Liability Company is Advanced Disposal Services Augusta, LLC (the “Company”).

ARTICLE II- INITIAL REGISTERED OFFICE AND AGENT

The street address of the initial registered office of the Company is 1209 Orange Street, Wilmington, Delaware 19801, and the name of its initial registered agent at such address is The Corporation Trust Company.

ARTICLE III- OPERATING AGREEMENT

The rights and duties of the members of the Company are set forth in the Operating

Agreement of the Company.

IN WITNESS WHEREOF, the undersigned authorized representative of the Company has executed this Certificate of Formation this 5th day of March, 2002.

ADVANCED DISPOSAL SERVICES AUGUSTA, LLC

/s/ Michael A. Wodrich
By: Michael A. Wodrich
Its: Authorized Person

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